                                                                   EXHIBIT 10.34

                                                                  DEER PARK - TX

RECORDING REQUESTED BY AND
WHEN RECORDED, RETURN TO:

Ane C. Priester
LATHAM & WATKINS LLP
633 W. FIFTH STREET, SUITE 4000
LOS ANGELES, CALIFORNIA 90017

================================================================================

            DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
                               AND FIXTURE FILING

                            DATED AS OF JULY 16, 2003

                                       BY

                              CALPINE CORPORATION,
                             A DELAWARE CORPORATION,
                                   AS TRUSTOR

                                       TO

                               MALCOLM S. MORRIS,
                                   AS TRUSTEE

                               FOR THE BENEFIT OF

                                BANK OF NEW YORK,
                         A NEW YORK BANKING CORPORATION,
                                 AS BENEFICIARY

================================================================================

            THIS DEED OF TRUST IS GIVEN IN CONNECTION WITH A MULTISTATE TRANSACTION. THE INDEBTEDNESS SECURED HEREBY IS EVIDENCED BY A PROMISSORY NOTE EXECUTED OUTSIDE THE STATE OF TEXAS. RECOVERY UNDER THIS DEED OF TRUST IS LIMITED TO TWO BILLION FIVE HUNDRED MILLION

DOLLARS ($2,500,000,000) IN PRINCIPAL PLUS INTEREST, PROTECTIVE ADVANCES AND COSTS OF COLLECTION IN CONNECTION THEREWITH.

                                TABLE OF CONTENTS

                                                                                                      Page
                                                                                                      ----
ARTICLE 1 - DEFINITIONS ..........................................................................       4

   1.1   DEFINED TERMS ...........................................................................       4
   1.2   ACCOUNTING TERMS ........................................................................       6

ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS .....................................................       7

   2.1   TRUSTOR PERFORMANCE OF SECURED DEBT DOCUMENTS ...........................................       7
   2.2   GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES .......................................       7
   2.3   COMPLIANCE WITH LEGAL REQUIREMENTS ......................................................       7
   2.4   INSURANCE; APPLICATION OF INSURANCE PROCEEDS; APPLICATION OF EMINENT DOMAIN PROCEEDS ....       7
   2.5   ASSIGNMENT OF RENTS .....................................................................       8
   2.6   REJECTION OF GROUND LEASE BY LESSOR .....................................................       9
   2.7   EXPENSES ................................................................................       9
   2.8   BENEFICIARY ASSUMES NO OBLIGATIONS ......................................................       9
   2.9   FURTHER ASSURANCES ......................................................................      10
   2.10  ACTS OF TRUSTOR .........................................................................      10
   2.11  AFTER-ACQUIRED PROPERTY .................................................................      10
   2.12  TRUST ESTATE ............................................................................      10
   2.13  POWER OF ATTORNEY .......................................................................      13
   2.14  COVENANT TO PAY .........................................................................      13
   2.15  SECURITY AGREEMENT ......................................................................      14

ARTICLE 3 - REMEDIES .............................................................................      14

   3.1   ACCELERATION OF MATURITY ................................................................      14
   3.2   PROTECTIVE ADVANCES .....................................................................      15
   3.3   INSTITUTION OF EQUITY PROCEEDINGS .......................................................      15
   3.4   BENEFICIARY'S POWER OF ENFORCEMENT ......................................................      15
   3.5   BENEFICIARY'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME ..............      17
   3.6   SEPARATE SALES ..........................................................................      18
   3.7   WAIVER OF APPRAISEMENT, MORATORIUM, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS ......      18
   3.8   RECEIVER ................................................................................      18
   3.9   SUITS TO PROTECT THE TRUST ESTATE .......................................................      19
   3.10  PROOFS OF CLAIM .........................................................................      19
   3.11  TRUSTOR TO PAY AMOUNTS SECURED HEREBY ON ANY DEFAULT IN PAYMENT; APPLICATION OF
         MONIES BY BENEFICIARY ...................................................................      19
   3.12  DELAY OR OMISSION; NO WAIVER ............................................................      20
   3.13  NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER ..............................................      20
   3.14  DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED .............................      21
   3.15  REMEDIES CUMULATIVE .....................................................................      21
   3.16  INTEREST AFTER EVENT OF DEFAULT .........................................................      21
   3.17  FORECLOSURE; EXPENSES OF LITIGATION .....................................................      21
   3.18  DEFICIENCY JUDGMENTS ....................................................................      22
   3.19  WAIVER OF JURY TRIAL ....................................................................      22
   3.20  EXCULPATION OF BENEFICIARY ..............................................................      22
   3.21  FAIR MARKET VALUE DETERMINATION .........................................................      22

ARTICLE 4 - GENERAL ..............................................................................      23

   4.1   DISCHARGE ...............................................................................      23
   4.2   NO WAIVER ...............................................................................      23
   4.3   EXTENSION, REARRANGEMENT OR RENEWAL OF OBLIGATIONS ......................................      23
   4.4   FORCIBLE DETAINER .......................................................................      24
   4.5   WAIVER OF STAY OR EXTENSION .............................................................      24
   4.6   NOTICES .................................................................................      24
   4.7   SEVERABILITY ............................................................................      24
   4.8   APPLICATION OF PAYMENTS .................................................................      24
   4.9   GOVERNING LAW ...........................................................................      25
   4.10  ENTIRE AGREEMENT ........................................................................      25
   4.11  AMENDMENTS ..............................................................................      25
   4.12  SUCCESSORS AND ASSIGNS ..................................................................      25
   4.13  RENEWAL, ETC ............................................................................      26
   4.14  FUTURE ADVANCES .........................................................................      26
   4.15  LIABILITY ...............................................................................      26
   4.16  SUCCESSOR TRUSTEE .......................................................................      27
   4.17  ACTIONS OR ADVANCES BY BENEFICIARY OR TRUSTEE ...........................................      27
   4.18  SEVERABILITY AND COMPLIANCE WITH USURY LAW ..............................................      27
   4.19  RELEASE OF COLLATERAL ...................................................................      28
   4.20  TIME OF THE ESSENCE .....................................................................      28
   4.21  COUNTERPART EXECUTION ...................................................................      28
   4.22  LANDLORD'S INTEREST IN TRUST ESTATE .....................................................      28

                                                                  DEER PARK - TX

                          DEED OF TRUST, ASSIGNMENT OF
                          RENTS AND SECURITY AGREEMENT
                               AND FIXTURE FILING

      This DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT AND FIXTURE FILING, dated as of July 16, 2003 (this "Deed of Trust") by CALPINE CORPORATION, a Delaware corporation ("Trustor"), whose address is 50 West San Fernando Street, San Jose, CA 95113, to MALCOLM S. MORRIS, as trustee ("Trustee"), whose address is c/o Stewart Title Guaranty Company, 1980 Post Oak Blvd., Suite 110, Houston, Texas 77056, in favor of THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as Collateral Trustee under the Collateral Trust Agreement dated July 16, 2003 (the "Collateral Trust Agreement") among Trustor, the 2007 Trustee, the 2010 Trustee, the 2013 Trustee, Credit Agreement Agent and Term Loan Administrative Agent ("Beneficiary"), whose address is 101 Barclay Street, New York, New York 10286. References to this "Deed of Trust" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders, restatements and replacements of this instrument.

      Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Trust Agreement.

                                    Recitals

            A. Trustor has entered into an Amended and Restated Credit Agreement dated as of July 16, 2003 (the "Credit Agreement") among, inter alia, Trustor, the Lenders referred to therein and The Bank of Nova Scotia as Administrative Agent, relating to a $500,000,000 senior secured credit facility made available in the form of revolving loans and term loans, including letters of credit issued thereunder.

            B. Trustor has (a) issued $500,000,000 in aggregate principal amount of Second Priority Senior Floating Rate Secured Notes due 2007 (the "2007 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2007 Indenture") between Trustor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2007 Trustee"), (b) issued $1,150,000,000 in aggregate principal amount of 8.50% Second Priority Senior Secured Fixed Rate Notes due 2010 (the "2010 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2010 Indenture") between Trustor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2010 Trustee"), (c) issued $900,000,000 in aggregate principal amount of 8.75% Second Priority Senior Secured Fixed Rate Notes due 2013 (the "2013 Notes") pursuant to the Indenture dated as of July 16, 2003 (the "2013 Indenture") between Trustor and Wilmington Trust Company, as Trustee (together with its successors in such capacity, the "2013 Trustee"), and (d) borrowed $750,000,000 in Term Loans (the "Term Loans") pursuant to a Term Loan Agreement dated as of July 16, 2003 (the "Term Loan Agreement") between Trustor and

Goldman Sachs Credit Partners L.P., as Administrative Agent (together with its successors in such capacity, the "Term Loan Administrative Agent").

            C. As permitted pursuant to the Secured Debt Documents, Trustor may incur future debt which could, together with the obligations under the Credit Agreement, constitute Priority Lien Debt and Trustor may incur future debt which could, together with the 2007 Notes, 2010 Notes, the 2013 Notes and the Term Loans, constitute Parity Lien Debt, provided that the aggregate amount of the Secured Debt to be secured hereby shall not exceed $4,200,000,000. Trustor intends to secure the obligations, including the obligations (a) under the Credit Agreement and any future Priority Lien Debt, equally and ratably, on a priority basis, and, (b) subject to such priority, under the 2007 Notes, 2010 Notes, 2013 Notes and Term Loans and any future Parity Lien Debt, equally and ratably, with liens and security interests in, among other collateral, the Trust Estate under the Existing Deed of Trust, as contemplated in the Collateral Trust Agreement.

            D. Trustor (i) is the owner of the interests in the lands described in Exhibit A attached hereto and (ii) owns, leases or otherwise has the right to use all of the buildings, improvements, structures and fixtures located on the lands described in Exhibit A and is executing and delivering this instrument in order to secure its Obligations (as defined below).

                                    Agreement

      NOW, THEREFORE, to secure the full performance and prompt and complete payment and performance when and as due and payable of all of the obligations and liabilities of Trustor to Beneficiary, by acceleration or otherwise, arising out of or in connection with the Credit Agreement, the 2007 Indenture, the 2010 Indenture, the 2013 Indenture, the Term Loan Agreement and the obligations of Trustor set forth herein (collectively, the "Obligations,") and in consideration of the covenants herein and therein, Trustor, intending to be legally bound, does hereby grant, bargain, sell, convey, warrant, assign, transfer, mortgage, pledge, set-over and confirm unto Trustee, for the use and benefit of Beneficiary, all of Trustor's estate, right, title, interest, property, claim and demand, now or hereinafter arising, in and to the following property and rights (herein collectively called the "Trust Estate"):

            (a) Trustor's interest under the Ground Lease and Easement Agreement (as modified, supplemented or amended from time to time, the "Ground Lease") executed on March 8, 2001 between Shell Chemical, LP, a Delaware limited partnership ("Landlord"), as lessor, and Deer Park Energy Center, L.P., as lessee, and the leasehold estate created thereby in and to the lands and premises more particularly described in Exhibit A hereto (the "Site");

            (b) any and all easements, leases, licenses, option rights, rights-of-way and other rights used in connection with the Site or as a means of access thereto (including, without limitation, all rights of Trustor to exercise any election or option, to make any determination or to give any notice, consent, waiver or approval, or to take any other action under the Ground Lease), all easements for ingress and egress and easements for water, natural gas and sewage pipelines, running in favor of Trustor, or appurtenant to the Site or arising under the Ground Lease, and any and all sidewalks, alleys, strips and gores of land adjacent thereto or used in connection therewith together with all and singular the tenements, hereditaments and appurtenances thereto, and with any land lying within the right-of-way of any streets, open or proposed, adjoining the same (including, without limitation, the easements, leases, licenses and other instruments described in Exhibit B hereto) (collectively, the "Easements"; and the Site and the Easements collectively referred to herein as the "Real Property");

            (c) all buildings, structures, fixtures and other improvements now or hereafter erected on the Real Property, including the Project (collectively, the "Improvements");

            (d) all machinery, apparatus, equipment, fittings, fixtures, boilers, turbines and other articles of personal property, including all goods and all goods which become fixtures, now owned or hereafter acquired by Trustor and now or hereafter located on, attached to or used in the operation of or in connection with the Real Property and/or the Improvements, and all replacements thereof, additions thereto and substitutions therefor, to the fullest extent permitted by Applicable Law (all of the foregoing being hereinafter collectively called the "Equipment");

            (e) all raw materials, work in process and other materials used or consumed in the construction of, or now or hereafter located on or used in connection with, the Real Property, the Improvements and/or the Equipment, (including, without limitation, fuel and fuel deposits, now or hereafter located on the Real Property or elsewhere or otherwise owned by Trustor) (the above items, together with the Equipment, being hereinafter collectively called the "Tangible Collateral");

            (f) all rights, powers, privileges and other benefits of Trustor (to the extent assignable) now or hereafter obtained by Trustor under the Ground Lease and/or from any Governmental Authority, including, without limitation, permits issued in the name of Trustor, governmental actions relating to the ownership, operation, management and use of the Real Property, Improvements, Equipment or Tangible Collateral, the development and financing of the Project (hereinafter defined), the Improvements and the Equipment, and any improvements, modifications or additions thereto;

            (g) any right of Trustor to elect to terminate the Ground Lease or remain in possession of the Real Property pursuant to 11 U.S.C. Section 365(h)(1) or any similar provision of Applicable Law and any possessory rights of Trustor in the Real Property pursuant to 11 U.S.C. Section 365(h)(2) or any other similar provision of Applicable Law;

            (h) all the lands and interests in lands, tenements and hereditaments hereafter acquired by Trustor in connection with or appurtenant to the Real Property and/or any other property or rights subject to the lien hereof, including (without limitation) all interests of Trustor, whether as lessor or lessee, in any leases of land hereafter made and all rights of Trustor thereunder;

            (i) any and all other property in any way associated or used in connection with or appurtenant to the Real Property, Improvements, Equipment or Tangible Collateral that may from time to time, by delivery or by writing of any kind, be subjected to the lien hereof by Trustor or by anyone on its behalf or with its consent, or which may come into the possession or be subject to the control of Trustee or Beneficiary pursuant to this Deed of Trust, being hereby collaterally assigned to Beneficiary and subjected or added to the lien or estate created by this Deed of Trust forthwith upon the acquisition thereof by Trustor, as fully as if such property were now owned by Trustor and were specifically described in this Deed of Trust and subjected to the lien and security interest hereof; and Trustee and Beneficiary are hereby authorized to receive any and all such property as and for additional security hereunder; and

            (j) all the remainder or remainders, reversion or reversions, rents, revenues, issues, profits, royalties, income and other benefits derived from any of the foregoing, all of which are hereby assigned to Beneficiary, who is hereby authorized to collect and receive the same, to give proper receipts and acquittances therefor and to apply the same in accordance with the provisions of this Deed of Trust.

      TO HAVE AND TO HOLD the said Trust Estate, whether now owned or held or hereafter acquired, unto Beneficiary, its successors and assigns, pursuant to the provisions of this Deed of Trust.

      IT IS HEREBY COVENANTED, DECLARED AND AGREED that the lien, security title, security interest or estate created by this Deed of Trust to secure the payment of the Obligations, both present and future, shall be first, prior and superior to any Lien, security interest, reservation of title or other interest (other than superior Permitted Liens) heretofore, contemporaneously or subsequently suffered or granted by Trustor, its legal representatives, successors or assigns, except only those, if any, expressly hereinafter referred to and that the Trust Estate is to be held, dealt with and disposed of by Beneficiary, upon and subject to the terms, covenants, conditions, uses and agreements set forth in this Deed of Trust.

      PROVIDED ALWAYS, that upon payment in full of the Obligations in accordance with the terms and provisions hereof and of the other Secured Debt Documents and the observance and performance by Trustor of its covenants and agreements set forth herein and therein, then this Deed of Trust and the estate hereby and therein granted shall be cancelled and surrendered and shall be reconveyed as provided herein below.

                            ARTICLE 1 - DEFINITIONS

      1.1 DEFINED TERMS. 11 Capitalized terms used in this Deed of Trust and not otherwise defined herein shall have the meanings assigned to them in the Collateral Trust Agreement. Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. In addition, for purposes of this Deed of Trust, the following definitions shall apply:

            "Applicable Law" means with respect to any Person or matter, any federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

            "Default Rate" has the meaning ascribed to it in the Secured Debt Documents.

            "Easements" has the meaning ascribed to it in the Granting Clauses.

            "Equipment" has the meaning ascribed to it in the Granting Clauses.

            "Event of Default" means an Actionable Default as defined under the Collateral Trust Agreement.

            "Governmental Authority" means any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city, tribe or otherwise) whether now or hereafter in existence charged with the administration, interpretation or enforcement of any Applicable Law.

            "Ground Lease" has the meaning ascribed to it in the Granting
Clauses.

            "Improvements" has the meaning ascribed to it in the Granting
Clauses.

            "Leases" has the meaning ascribed to it in Section 2.5.

            "Legal Requirements" means (i) any and all present and future judicial decisions, statutes, rulings, rules, regulations, licenses, decisions, orders, injunctions, decrees, permits, certificates or ordinances of any Governmental Authority in any way applicable to Trustor, or the Trust Estate, including the ownership, use, occupancy, operation, maintenance, repair or reconstruction thereof, and any other Applicable Law enacted by any Governmental Authority relating to health or the environment, (ii) Trustor's presently or subsequently effective Organic Documents, (iii) any and all Leases (as defined herein), (iv) any and all leases and other contracts (written or oral) of any nature to which Trustor, or the Trust Estate may be bound and (v) any and all restrictions, restrictive covenants or zoning, present and future, as the same may apply to the Trust Estate.

            "Obligations" has the meaning ascribed to it in the Granting
Clauses.

            "Organic Documents" means the Articles of Incorporation, Certificate of Incorporation, limited liability company certificate of formation and regulations or operating agreement, partnership agreement, limited partnership agreement, joint venture agreement, trust agreement or other similar documents governing the organization and operation of a business association.

            "Permitted Lien" means the liens, easements, restrictions, exceptions, reservations, conditions, limitations, security interests and other matters (if any) as permitted in the Secured Debt Documents.

            "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

            "Proceeds" has the meaning assigned to it under the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance (including, without limitation, property casualty and title insurance), indemnity, warranty or guaranty payable from time to time with respect to any of the Trust Estate; (ii) any and all proceeds in the form of accounts (as such term is defined in the UCC), security deposits, tax escrows (if any), down payments (to the extent the same may be pledged under applicable law), collections, contract rights, documents, instruments, letters of credit, chattel paper, liens and security instruments, guaranties or general intangibles relating in whole or in part to the Trust Estate and all rights and remedies of whatever kind or nature Trustor may hold or acquire for the purpose of securing or enforcing any obligation due Trustor thereunder.

            "Project" means that certain electric and steam production facility located on the Real Property.

            "Real Property" has the meaning ascribed to it in the Granting Clauses.

            "Secured Debt Documents" has the meaning ascribed to it in the Collateral Trust Agreement.

            "Site" has the meaning ascribed to it in the Granting Clauses.

            "State" means that state in which the Site is located.

            "Tangible Collateral" has the meaning ascribed to it in the Granting Clauses.

            "Trust Estate" has the meaning ascribed to it in the Granting
Clauses.

            "UCC" means the Uniform Commercial Code as in effect from time to time in the State, and the terms "Accounts," "Account Debtor, "As Extracted Collateral," "Chattel Paper," "Contract Rights," "Deposit Accounts," "Documents," "Electronic Chattel Paper," "General Intangibles," "Goods," "Equipment," "Fixtures," "Inventory," "Instruments," and "Proceeds" shall have the respective meanings assigned to such terms in the UCC.

      1.2 ACCOUNTING TERMS. As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein shall have the respective meanings given to them under GAAP.

                  ARTICLE 2 - GENERAL COVENANTS AND PROVISIONS

      2.1 TRUSTOR PERFORMANCE OF SECURED DEBT DOCUMENTS. Trustor shall perform, observe and comply with each and every provision hereof, and with each and every provision contained in the Secured Debt Documents and shall promptly pay, when payment shall become due, the principal with interest thereon and all other sums required to be paid by Trustor under this Deed of Trust and the other Secured Debt Documents at the time and in the manner provided in the Secured Debt Documents.

      2.2 GENERAL REPRESENTATIONS, COVENANTS AND WARRANTIES. Trustor, to the best of its knowledge, represents, covenants and warrants that as of the date hereof: (a) Trustor has good and indefeasible title to that portion of the Real Property which constitutes real property interests including the Ground Lease and the leasehold estate created thereby, free and clear of all encumbrances except Permitted Liens with respect to the Site, the Ground Lease and other matters which, individually and in the aggregate, do not have a materially adverse effect upon the ownership or operation of the Site; (b) Trustor has the right to hold, occupy and enjoy its interest in the Real Property on and subject to the terms and conditions of the Ground Lease, and has good right, full power and lawful authority to grant the same as provided herein, and Beneficiary may, subject to the Permitted Liens and the terms of the Ground Lease, at all times peaceably and quietly enter upon, hold, occupy and enjoy the Real Property in accordance with the terms hereof; (c) except as otherwise discussed in the Secured Debt Documents, all costs arising from construction of any Improvements, the performance of any labor and the purchase of all Tangible Collateral and Improvements have been or shall be paid when due; (d) the Site has access for ingress and egress to dedicated street(s); and (e) no material part of the Trust Estate has been damaged, destroyed, condemned or abandoned.

      2.3 COMPLIANCE WITH LEGAL REQUIREMENTS. Trustor shall promptly comply in all material respects with all Legal Requirements relating to its use and occupancy of the Trust Estate, whether or not such compliance requires work or remedial measures that are ordinary or extraordinary, foreseen or unforeseen, structural or nonstructural, or that interfere with the use or enjoyment of the Trust Estate.

      2.4 INSURANCE; APPLICATION OF INSURANCE PROCEEDS; APPLICATION OF EMINENT DOMAIN PROCEEDS.

            Trustor shall carry, with financially sound and reputable insurance companies and in amounts as is customary in the industry or as otherwise required pursuant to the Secured Debt Documents, the following insurance: (1) workmen's compensation insurance and public liability and property damage insurance in respect of all activities in which Trustor might incur personal liability for the death of or injury to an employee or third person, or damage to or destruction of another's property; and (2) to the extent such insurance is carried by similar companies engaged in similar undertakings in, the same general areas in which the Trust Estate, is located, insurance in respect of the Equipment, against loss or damage by fire, lightning, hail, tornado, explosion and other similar risks, hazards, casualties and contingencies (including business interruption insurance covering loss of revenues) with limits and sublimits as appropriate; provided, that any such insurance may be provided by way of self insurance to the extent that similar companies engaged in similar undertakings in the same general areas also self-insure. Each insurance policy issued in connection therewith shall provide by way of endorsements, riders or otherwise that (i) name Beneficiary as a loss payee on all property insurance policies and an additional insured on all liability insurance policies, and provide that proceeds from property insurance policies will be payable to Beneficiary as its interest may appear, which proceeds are hereby assigned to Beneficiary, it being agreed by Trustor that such payments shall be applied A) if there be no Event of Default existing or which would exist but for due notice or lapse of time, or both, to the restoration, repair or replacement of the Trust Estate, or B) if there be an Event of Default existing, or which would exist but for due notice or lapse of time, or both, in accordance with the provisions of the Collateral Trust Agreement, either for the above stated purpose or toward the payment of the Obligations; (ii) the coverage of Beneficiary shall not be terminated, reduced or affected in any manner regardless of any breach or violation by Trustor of any warranties, declarations or conditions in such policy; (iii) no such insurance policy shall be canceled, materially endorsed, materially altered or reissued to effect a change in coverage for any reason and to any extent whatsoever unless such insurer, their authorized representative or Trustor shall have first given Beneficiary and each Secured Debt Representative thirty (30) days prior written notice thereof; and
(iv) Beneficiary may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration or re-issuance and such payments shall be accepted by the insurer to prevent the same. Beneficiary shall be furnished with a certificate evidencing such coverage in form and content as are customary in the industry. All policies to be maintained under this Deed of Trust are to be issued on forms and by companies and with endorsements as are customary in the industry. Trustor shall maintain insurance in an amount sufficient to prevent Trustor from becoming a co-insurer under any policy required hereunder. If Trustor fails to maintain the level of insurance required under this Deed of Trust, then Trustor shall and hereby agrees to indemnify Beneficiary to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained;

            All insurance proceeds and all eminent domain proceeds shall be paid and/or shall be applied in accordance with the provisions of the Secured Debt Documents.

      2.5 ASSIGNMENT OF RENTS. Trustor unconditionally and absolutely assigns to Beneficiary all of Trustor's right, title and interest in and to: all leases, subleases, occupancy agreements, licenses, rental contracts and other similar agreements now or hereafter existing relating to the use or occupancy of the Trust Estate, arising by, through or under Trustor, together with all guarantees, modifications, extensions and renewals thereof; and all rents, issues, profits, income and proceeds due or to become due from tenants of the Trust Estate (the "Leases"), including rentals and all other payments of any kind under any leases now existing or hereafter entered into, together with all deposits (including security deposits) of tenants thereunder. This is an absolute assignment to Beneficiary and not an assignment as security for the performance of the obligations under the Secured Debt Documents, or any other indebtedness. Subject to the provisions herein, Beneficiary shall have the right, power and authority to, but shall not be obligated to: notify any person that the Leases have been assigned to Beneficiary and that all rents and other obligations are to be paid directly to Beneficiary, whether or not Beneficiary has commenced or completed foreclosure or taken possession of the Trust Estate; settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any rents or other obligations under the Leases; enforce payment of rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to rents and Leases; enter upon, take possession of and operate the Trust Estate; lease all or any part of the Trust Estate; and/or perform any and all obligations of Trustor under the Leases and exercise any and all rights of Trustor therein contained to the full extent of Trustor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Beneficiry's request, Trustor shall deliver a copy of this Deed of Trust to each tenant under a Lease. Trustor irrevocably directs any tenant, without any requirement for notice to or consent by Trustor, to comply with all demands of Beneficiary under this Section 2.5 and to turn over to Beneficiary on demand all rents which it receives. Beneficiary shall have the right, but not the obligation, to use and apply all rents received hereunder in such order and such manner as Beneficiary may determine in accordance with the Collateral Trust Agreement. Notwithstanding that this is an absolute assignment of the rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the rents and Leases, Beneficiary grants to Trustor a revocable license to collect and receive the rents and to retain, use and enjoy such rents. Such license may be revoked by Beneficiary only upon the occurrence of any Event of Default. Trustor shall apply any rents which it receives to the payment due under the Obligations, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Trust Estate, insurance premiums, and other obligations of lessor under the Leases before using such proceeds for any other purpose.

      2.6 REJECTION OF GROUND LEASE BY LESSOR. To the extent applicable, if the lessor under the Ground Lease rejects or disaffirms the Ground Lease or purports or seeks to disaffirm the Ground Lease pursuant to any bankruptcy law, then:

            2.6.1 To the extent permitted by law, Trustor shall remain in possession of the Real Property demised under the Ground Lease and shall perform all acts reasonably necessary for Trustor to remain in such possession for the unexpired term of such Ground Lease (including all renewals), whether the then existing terms and provisions of such Ground Lease require such acts or otherwise; and

            2.6.2 All the terms and provisions of this Deed of Trust and the lien created by this Deed of Trust shall remain in full force and effect and shall extend automatically to all of Trustor's rights and remedies arising at any time under, or pursuant to, any bankruptcy or insolvency laws, including all of Trustor's rights to remain in possession of the Real Property.

      2.7 EXPENSES. Trustor shall indemnify Beneficiary with respect to any transaction or matter in any way connected with any portion of the Trust Estate, or Trustor's use, occupancy, or operation of the Trust Estate in accordance with the Collateral Trust Agreement.

      2.8 BENEFICIARY ASSUMES NO OBLIGATIONS. It is expressly agreed that, anything herein contained to the contrary notwithstanding, Trustor shall remain obligated under all agreements which are included in the definition of "Trust Estate" and shall perform all of its obligations thereunder in accordance with the provisions thereof, and neither Beneficiary, Trustee nor any of the Secured Debtholders shall have any obligation or liability with respect to such obligations of Trustor, nor shall Beneficiary, Trustee or any of the Secured Debtholders be required or obligated in any manner to perform or fulfill any obligations or duties of Trustor under such agreements, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any action to collect or enforce the payment of any amounts which have been assigned to Beneficiary hereunder or to which Beneficiary or the Secured Debtholders may be entitled at any time or times.

      2.9 FURTHER ASSURANCES. Trustor shall, from time to time, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be required pursuant to the Collateral Trust Agreement and/or any Secured Debt Document, in order to perfect and continue the lien and security interest granted hereby and to enable Beneficiary to obtain the full benefits of the lien and security interest granted or intended to be granted hereby. Trustor shall keep the Trust Estate free and clear of all Liens, other than Permitted Liens. Without limiting the generality of the foregoing, Trustor shall execute and record or file this Deed of Trust and each amendment hereto, and such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be necessary, or as may be required pursuant to the Collateral Trust Agreement and/or any Secured Debt Document, in order to perfect and preserve the lien and security interest granted or purported to be granted hereby. Trustor hereby authorizes Beneficiary to file one or more financing statements or continuation statements, and amendments thereto, relative to all or any part of the Trust Estate necessary to preserve or protect the lien and security interest granted hereby without the signature of Trustor where permitted by law.

      2.10 ACTS OF TRUSTOR. Except as provided in or permitted by the Secured Debt Documents, Trustor hereby represents and warrants that it has not granted, mortgaged, hypothecated, assigned or pledged and hereby covenants that it will not grant, mortgage, hypothecate, assign or pledge, so long as this Deed of Trust shall remain in effect, any of its right, title or interest in and to the Trust Estate or any part thereof, other than Permitted Liens, to anyone other than Beneficiary.

      2.11 AFTER-ACQUIRED PROPERTY. Any and all of the Trust Estate which is hereafter acquired shall immediately, without any further conveyance, assignment or act on the part of Trustor or Beneficiary, become and be subject to the lien and security interest of this Deed of Trust as fully and completely as though specifically described herein, but nothing contained in this Section 2.11 shall be deemed to modify or change the obligations of Trustor under Section 2.9 hereof. If and whenever from time to time Trustor shall hereafter acquire any real property or interest therein which constitutes or is intended to constitute part of the Trust Estate hereunder, Trustor shall promptly give notice thereof to Beneficiary and Trustor shall forthwith execute, acknowledge and deliver to Beneficiary a supplement to this Deed of Trust subjecting the property so acquired to the lien of this Deed of Trust.

      2.12 TRUST ESTATE.

            2.12.1 Trustor shall pay or cause to be paid all rent and other charges required under the Ground Lease as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities and liabilities of Trustor under the Ground Lease. Trustor shall observe all applicable covenants, easements and other restrictions of record with respect to the Site, the Easements or to any other part of the Trust Estate, in all material respects.

            2.12.2 Trustor shall do, or cause to be done, all things necessary to preserve and keep unimpaired all rights of Trustor as lessee under the Ground Lease, and to prevent any default under the Ground Lease, or any termination, surrender, cancellation, forfeiture, subordination or impairment thereof. Trustor does hereby authorize and irrevocably appoint and constitute Beneficiary as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by Beneficiary to perform and comply with all the obligations of Trustor under the Ground Lease, and to do and take upon the occurrence and during continuation of an Event of Default, but without any obligation so to do or take, any action which Beneficiary deems reasonably necessary to prevent or cure any default by Trustor under the Ground Lease, to enter into and upon the Real Property and Improvements or any part thereof as provided in the Secured Debt Documents in order to prevent or cure any default of Trustor pursuant thereto, to the end that the rights of Trustor in and to the leasehold estate created by the Ground Lease shall be kept free from default.

            2.12.3 Trustor shall use all reasonable efforts to enforce the obligations of the lessor under the Ground Lease in a commercially reasonable manner.

            2.12.4 Trustor shall not voluntarily surrender its leasehold estate and interest under the Ground Lease or modify, change, supplement, alter or amend the Ground Lease or affirmatively waive any provisions thereof, either orally or in writing, except as permitted in the Secured Debt Documents, and any attempt on the part of Trustor to do any of the foregoing without the written consent of Beneficiary shall be null and void.

            2.12.5 If any action or proceeding shall be instituted to evict Trustor or to recover possession of the Trust Estate or any part thereof or interest therein from Trustor or any action or proceeding otherwise affecting the Trust Estate or this Deed of Trust shall be instituted, then Trustor shall, immediately after receipt, deliver to Beneficiary a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.

            2.12.6 Trustor covenants and agrees that the fee title to the Real Property and Improvements and the leasehold estate created under the Ground Lease shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Trustor or a third party by purchase or otherwise and, in case Trustor acquires the fee title or any other estate, title or interest in and to the Real Property and Improvements, the lien of this Deed of Trust shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be prior to the lien of any deed of trust placed on the acquired estate by Trustor or its successors in title after the date of this Deed of Trust.

            2.12.7 No release or forbearance of any of Trustor's obligations under the Ground Lease by the lessor thereunder, shall release Trustor from any of its obligations under this Deed of Trust.

            2.12.8 Trustor shall, within ten days after written demand from Beneficiary, deliver to Beneficiary proof of payment of all items that are required to be paid by Trustor under the Ground Lease, including, without limitation, rent, taxes, operating expenses and other charges.

            2.12.9 The lien of this Deed of Trust shall attach to all of Trustor's rights and remedies at any time arising under or pursuant to bankruptcy or insolvency law, including, without limitation, all of Trustor's rights to remain in possession of the Trust Estate. Trustor shall not elect to treat the Ground Lease as terminated under bankruptcy or insolvency law, and any such election shall be void.

                  2.12.9.1 If pursuant to bankruptcy or insolvency law, Trustor shall seek to offset against the rent reserved in the Ground Lease the amount of any damages caused by the nonperformance by the lessor or any other party of any of their respective obligations thereunder after the rejection by the lessor or such other party of the Ground Lease under any bankruptcy or insolvency law, then Trustor shall, prior to effecting such offset, notify Beneficiary of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Beneficiary shall have the right to object to all or any part of such offset that would constitute a breach of the Ground Lease, and in the event of such objection, Trustor shall not effect any offset of the amounts found objectionable by Beneficiary. Neither Beneficiary's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Beneficiary.

                  2.12.9.2 If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under the Ground Lease or any other party or in respect of the Ground Lease in connection with any case under any bankruptcy or insolvency law, then Beneficiary shall have the option to intervene in any such litigation with counsel of Beneficiary's choice. Beneficiary may proceed in its own name in connection with any such litigation, and Trustor agrees to execute any and all powers, authorizations, consents or other documents required by Beneficiary in connection therewith.

                  2.12.9.3 Trustor shall, after obtaining knowledge thereof, promptly notify Beneficiary of any filing by or against the lessor or other party with an interest in the Trust Estate of a petition under any bankruptcy or insolvency law. Trustor shall promptly deliver to Beneficiary, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Trustor in connection with any such petition and any proceedings relating thereto.

                  2.12.9.4 If there shall be filed by or against Trustor a petition under any bankruptcy or insolvency law, and Trustor, as lessee under the Ground Lease, shall determine to reject the Ground Lease pursuant to any bankruptcy or insolvency law, then Trustor shall give Beneficiary a notice of the date on which Trustor shall apply to the bankruptcy court for authority to reject the Ground Lease (such notice to be no later than twenty (20) days prior to such date). Beneficiary shall have the right, but not the obligation, to serve upon Trustor at any time prior to the date on which Trustor shall so apply to the bankruptcy court a notice stating that Beneficiary demands that Trustor assume and assign the Ground Lease to Beneficiary pursuant to any bankruptcy or insolvency law. If Beneficiary shall serve upon Trustor the notice described in the preceding sentence, to the extent permitted by law or Governmental Authority Trustor shall not seek to reject the Ground Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Trustor under any bankruptcy or insolvency law, Trustor hereby assigns and transfers to Beneficiary a non-exclusive right to apply to the bankruptcy court under any bankruptcy or insolvency law for an order extending the period during which the Ground Lease may be rejected or assumed; and shall (a) promptly notify Beneficiary of any default by Trustor in the performance or observance of any of the terms, covenants or conditions on the part of Trustor to be performed or observed under the Ground Lease and of the giving of any written notice by the lessor thereunder to Trustor of any such default, and (b) promptly cause a copy of each written notice given to Trustor by the lessor under the Ground Lease to be delivered to Beneficiary. Beneficiary may rely on any notice received by it from any such lessor of any default by Trustor under the Ground Lease and may take such action as may be permitted by law or Governmental Authority to cure such default even though the existence of such default or the nature thereof shall be questioned or denied by Trustor or by any Person on its behalf.

      2.13 POWER OF ATTORNEY. Trustor does hereby irrevocably constitute and appoint Beneficiary, its true and lawful attorney (which appointment is coupled with an interest), with full power of substitution, for Trustor and in the name, place and stead of Trustor or in Beneficiary's own name, for so long as any of the Obligations are outstanding, to ask, demand, collect, receive, receipt for and sue for any and all rents, income and other sums which are assigned hereunder with full power to endorse the name of Trustor on all instruments given in payment or in part payment thereof, to settle, adjust or compromise any claims thereunder as fully as Trustor itself could do and file any claim or take any action or proceeding, either in its own name or in the name of Trustor or otherwise, as is necessary or appropriate to protect and preserve the right, title and interest of Beneficiary in and to such rents, income and other sums and the security intended to be afforded hereby; provided that Beneficiary shall not exercise such rights unless an Event of Default has occurred and is continuing.

      2.14 COVENANT TO PAY. If an Event of Default has occurred and is continuing and such Event of Default could reasonably be expected to materially and adversely affect Beneficiary's interest hereunder in the Trust Estate or result in personal injury, then Beneficiary, among its other rights and remedies, shall have the right, but not the obligation, to pay, observe or perform the same, in whole or in part, and with such modifications as Beneficiary reasonably shall deem advisable. To the extent provided in the Secured Debt Documents, all sums, including, without limitation, reasonable attorneys fees, so expended or incurred by Beneficiary by reason of the default of Trustor, or by reason of the bankruptcy or insolvency of Trustor, as well as, without limitation, sums expended or incurred to sustain the lien or estate of this Deed of Trust or its priority, or to protect or enforce any rights of Beneficiary hereunder, or to recover any of the Obligations, or to complete construction of the Project for which the Secured Debt Documents are intended as financing, or for repairs, maintenance, alterations, replacements or improvements thereto or for the protection thereof, or for real estate taxes or other governmental assessments or charges against any part of the Trust Estate, or premiums for insurance of the Trust Estate, shall be entitled to the benefit of the lien on the Trust Estate as of the date of the recording of this Deed of Trust, shall be deemed to be added to and be part of the Obligations secured hereby, whether or not the result thereof causes the total amount of the Obligations to exceed the stated amount set forth in the second introductory paragraph of this Deed of Trust, and shall be repaid by Trustor as provided in the Secured Debt Documents.

      2.15 SECURITY AGREEMENT.

            2.15.1 This Deed of Trust shall also be a security agreement between Trustor and Beneficiary covering the Trust Estate constituting personal property or fixtures (hereinafter collectively called "UCC Collateral") governed by the UCC in effect in the State as the same may be more specifically set forth in any financing statement delivered in connection with this Deed of Trust, and as further security for the payment and performance of the Obligations, Trustor hereby grants to Beneficiary a security interest in such portion of the Trust Estate to the full extent that the Trust Estate may be subject to the UCC. In addition to Beneficiary's other rights hereunder, Beneficiary shall have all rights of a secured party under the UCC. Trustor shall execute and deliver to Beneficiary all financing statements and such further assurances that may be required to establish, create, perfect (to the extent the same can be achieved by the filing of a financing statement) and maintain the validity and priority of Beneficiary's security interests, and Trustor shall bear all reasonable costs thereof, including all UCC searches. Except as otherwise provided in the Secured Debt Documents, if Beneficiary should dispose of any of the Trust Estate comprising the UCC Collateral pursuant to the UCC, ten (10) days prior written notice by Beneficiary to Trustor shall be deemed to be reasonable notice; provided, however, Beneficiary may dispose of such property in accordance with the foreclosure procedures of this Deed of Trust in lieu of proceeding under the UCC. Beneficiary may, but shall not be obligated to, from time to time execute and deliver at Trustor's expense, all continuation statements, termination statements, amendments, partial releases, or other instruments relating to all financing statements by and between Trustor and Beneficiary. Except as otherwise provided in the Secured Debt Documents, if an Event of Default shall occur and is continuing, (a) Beneficiary, in addition to any other rights and remedies which it may have, may exercise immediately and without demand to the extent permitted by law, any and all rights and remedies granted to a secured party under the UCC including, without limiting the generality of the foregoing, the right to take possession of the UCC Collateral or any part thereof, and to take such other measures may be necessary for the care, protection and preservation of such collateral and (b) upon request or demand of Beneficiary, Trustor shall at its expense, assemble the UCC Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand, any and all expenses, including reasonable attorneys' fees and disbursements incurred or paid by Beneficiary in protecting the interest in the UCC Collateral and in enforcing the rights hereunder with respect to such UCC Collateral.

            2.15.2 To the extent permitted by law: (i) this Deed of Trust upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9.334, 9.502 and 9.604 of the UCC; (ii) all or a part of the Trust Estate are or are to become fixtures; and (iii) the address of Trustor is as set forth on the first page of this Deed of Trust.

                              ARTICLE 3 - REMEDIES

      3.1 ACCELERATION OF MATURITY. If an Event of Default occurs and is continuing, Beneficiary may declare the Obligations to be due and payable immediately, and upon such declaration such principal and interest and other sums shall immediately become due and payable without demand, presentment, notice or other requirements of any kind (all of which Trustor waives).

      3.2 PROTECTIVE ADVANCES. If an Event of Default shall have occurred and is continuing, then without thereby limiting Beneficiary's other rights or remedies, waiving or releasing any of Trustor's obligations, or imposing any obligation on Beneficiary, Beneficiary may, but shall not be obligated to, either advance any amount owing or perform any or all actions as may be necessary or appropriate to cure such default. All such advances shall constitute "Protective Advances." No sums advanced or performance rendered by Beneficiary shall cure, or be deemed a waiver of any Event of Default.

      3.3 INSTITUTION OF EQUITY PROCEEDINGS. If an Event of Default occurs and is continuing, Beneficiary may, but shall not be obligated to, institute an action, suit or proceeding in equity for specific performance of this Deed of Trust or any other Secured Debt Document, all of which shall be specifically enforceable by injunction or other equitable remedy.

      3.4 BENEFICIARY'S POWER OF ENFORCEMENT.

            3.4.1 If an Event of Default occurs and is continuing, Beneficiary may, but shall not be obligated to, sell or offer for sale the Trust Estate (i) in such portions, order and parcels as Beneficiary may determine, with or without having first taken possession of same, to the highest bidder for cash at public auction at the county courthouse of any county in which any of the Trust Estate to be sold is situated, in the area in such courthouse designated for real property foreclosure sales in accordance with Applicable Law (or in the absence of any such designation, in the area set forth in the notice of sale hereinafter described), on the first Tuesday of any month between the hours of 10:00 A.M. and 4:00 P.M. (commencing no earlier than such time as may be designated in the hereinafter described notice of sale), after giving legally adequate notice of the time, place and terms of sale and that portion of the Trust Estate to be sold, by (1) posting or causing to be posted written or printed notices thereof for at least 21 consecutive days prior to the date of said sale at the county courthouse door of each county in which the Trust Estate is situated, (2) filing or causing to be filed a copy of such notice in the office of the county clerk of each county in which the Trust Estate is situated at least 21 days preceding the date of such sale, and (3) at least 21 days preceding the date of such sale, serving written notice (by the Beneficiary or any person chosen by the Beneficiary) of such proposed sale by certified mail on each debtor obligated to pay the Obligations according to the records of Beneficiary; service of such notice to each debtor to be made in the manner provided in the Credit Agreement, or (ii) in such manner as permitted or required by Section 51.002 of the Property Code of the State of Texas relating to the sale of real estate or by the UCC relating to the sale of collateral after default by a debtor (as the UCC now exists or as may be hereafter amended), or by any other present or subsequent articles or enactments relating to same but in a manner consistent with Trustor's rights and the manner of giving notices under the Credit Agreement; provided, however, that nothing contained in this Section 3.4 shall be construed so as to limit in any way Trustee's rights to sell the Trust Estate, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the State of Texas or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same. At any such sale (i) whether made under the power herein contained, the aforesaid Property Code Section 51.002, the UCC or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Trustee to have physically present, or to have constructive possession of, the Trust Estate (Trustor hereby covenanting and agreeing to deliver to Trustee any portion of the Trust Estate not actually or constructively possessed by Trustee immediately upon demand by Trustee) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by Trustee shall contain a special warranty of title, binding upon Trustor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by Trustee shall establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor Trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be presumed to have been performed, (v) the receipt of Trustee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, Trustor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Trustor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under Trustor, and (vii) to the extent and under such circumstances as are permitted by law, Beneficiary may bid for and acquire the Trust Estate or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Obligations the net sales price after deducting therefrom the expenses of the sale and the costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust.

            3.4.2 Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any Applicable Law, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

            3.4.3 No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Estate or upon any other property of Trustor shall affect in any manner or to any extent, the lien and title of this Deed of Trust upon the Trust Estate or any part thereof, or any liens, titles, rights, powers or remedies of Beneficiary hereunder, but such liens, titles, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

            3.4.4 Beneficiary is authorized but shall not be obligated to foreclose this Deed of Trust subject to the rights of any tenants of the Trust Estate, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Trustor, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby.

            3.4.5 After deducting all costs, fees and expenses of Beneficiary and of this Deed of Trust, including, without limitation, costs of evidence of title and reasonable attorneys' fees of Beneficiary in connection with a sale, Beneficiary shall apply the proceeds of such sale to payment of all sums expended under the terms hereof not then repaid, with accrued interest at the

Default Rate then to the payment of all other sums then secured hereby and the remainder, if any, to the person or persons legally entitled thereto.

            3.4.6 If any Event of Default occurs and is continuing, Beneficiary may, either with or without entry or taking possession of the Trust Estate, and without regard to whether or not the indebtedness and other sums secured hereby shall be due and without prejudice to the right of Beneficiary thereafter to bring an action or proceeding to foreclose or any other action for any Event of Default existing at the time such earlier action was commenced, proceed by any appropriate action or proceeding: (1) to enforce payment of the Obligations, to the extent permitted by law, or the performance of any term hereof or any other right; (2) to foreclose this Deed of Trust in any manner provided by law for the foreclosure of mortgages or deeds of trust or deeds to secure debt on real property and to sell, as an entirety or in separate lots or parcels, the Trust Estate or any portion thereof pursuant to the laws of the State or under the judgment or decree of a court or courts of competent jurisdiction, and Beneficiary shall be entitled to recover in any such proceeding all costs and expenses incident thereto, including reasonable attorneys' fees in such amount as shall be awarded by the court; (3) to exercise any or all of the rights and remedies available to it under the Secured Debt Documents; and (4) to pursue any other remedy available to it. Beneficiary may take action either by such proceedings or by the exercise of its powers with respect to entry or taking possession, or both, as Beneficiary may determine.

            3.4.7 The remedies described in this Section 3.4 may be exercised with respect to all or any portion of the UCC Collateral, either simultaneously with the sale of any real property encumbered hereby or independent thereof. Beneficiary may at any time be permitted to proceed with respect to all or any portion of the UCC Collateral in any manner permitted by the UCC. Trustor agrees that Beneficiary's inclusion of all or any portion of the UCC Collateral in a sale or other remedy exercised with respect to the real property encumbered hereby, as permitted by the UCC, is a commercially reasonable disposition of such property.

      3.5 BENEFICIARY'S RIGHT TO ENTER AND TAKE POSSESSION, OPERATE AND APPLY INCOME.

            (a) If an Event of Default occurs and is continuing, Trustor, upon demand of Beneficiary, shall forthwith surrender to Beneficiary the actual possession and, if and to the extent permitted by law, Beneficiary itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Trust Estate, including the Tangible Collateral, without liability for trespass, damages or otherwise, and may exclude Trustor and its agents and employees wholly therefrom and may have joint access with Trustor to the books, papers and accounts of Trustor.

            (b) Upon every such entering upon or taking of possession, if and to the extent permitted by law, Beneficiary may hold, store, use, operate, manage and control the Trust Estate and conduct the business thereof, and, from time to time and without being under any duty to so act:

                  (1) make all necessary and proper maintenance, repairs, renewals and replacements thereto and thereon, and all necessary additions, betterments and improvements thereto and thereon and purchase or otherwise acquire fixtures, personalty and other property in connection therewith;

                  (2) insure or keep the Trust Estate insured;

                  (3) manage and operate the Trust Estate and exercise all the rights and powers of Trustor in their name or otherwise with respect to the same;

                  (4) enter into agreements with others to exercise the powers herein granted Beneficiary and Trustee, all as Beneficiary or Trustee from time to time may determine; and shall apply the monies so received by Beneficiary in such priority as provided by the Secured Debt Documents to (1) the payment of interest and principal due and payable to the Beneficiary, (2) the deposits for taxes and assessments and insurance premiums due, (3) the cost of insurance, taxes, assessments and other proper charges upon the Trust Estate or any part thereof; (4) the compensation, expenses and disbursements of the agents, attorneys and other representatives of Beneficiary or Trustee as allowed under this Deed of Trust; and (5) any other charges or costs required to be paid by Trustor under the terms of the Secured Debt Documents.

                  (5) rent or sublet the Trust Estate or any portion thereof for any purpose permitted by this Deed of Trust; subject, however, to the Permitted Liens and the terms of the Ground Lease.

            Beneficiary shall surrender possession of the Trust Estate to Trustor (i) as may be required by law or court order, or (ii) when all amounts under any of the terms of the Secured Debt Documents, including this Deed of Trust, shall have been paid current and all Events of Default have been cured or waived. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing.

      3.6 SEPARATE SALES. To the extent permitted by law or Governmental Authority, the Trust Estate may be sold in one or more parcels and in such manner and order as Beneficiary or Trustee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

      3.7 WAIVER OF APPRAISEMENT, MORATORIUM, VALUATION, STAY, EXTENSION AND REDEMPTION LAWS. Trustor agrees to the full extent permitted by law that if an Event of Default occurs and is continuing, neither Trustor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, moratorium, valuation, stay, extension or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust or the absolute sale of the Trust Estate or any portion thereof or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Trustor for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprising the Trust Estate marshalled upon any foreclosure of the lien hereof and agrees that Beneficiary, Trustee or any court having jurisdiction to foreclose such lien may sell the Trust Estate in part or as an entirety.

      3.8 RECEIVER. If an Event of Default occurs and is continuing, Beneficiary, to the extent permitted by law, and without regard to the value, adequacy or occupancy of the security for the Obligations and other sums secured hereby, shall be entitled as a matter of right, but shall not be obligated to, if it so elects to the appointment of a receiver to enter upon and take possession of the Trust Estate and to collect all earnings, revenues and receipts and apply the same as the court may direct, and such receiver may be appointed by any court of competent jurisdiction upon application by Beneficiary. To the extent permitted by law, Beneficiary may have a receiver appointed without notice to Trustor or any third party, and Beneficiary may waive any requirement that the receiver post a bond. To the extent permitted by law, Beneficiary shall have the power to designate and select the Person who shall serve as the receiver and to negotiate all terms and conditions under which such receiver shall serve. To the extent permitted by law, any receiver appointed on Beneficiary's behalf may be an Affiliate of Beneficiary. The reasonable expenses, including receiver's fees, reasonable attorneys' fees, costs and agents' compensation, incurred pursuant to the powers herein contained shall be secured by this Deed of Trust. The right to enter and take possession of and to manage and operate the Trust Estate and to collect all earnings, revenues and receipts, whether by a receiver or otherwise, shall be cumulative to any other right or remedy available to Beneficiary under this Deed of Trust, the other Secured Debt Documents or otherwise available to Beneficiary and may be exercised concurrently therewith or independently thereof, but such rights shall be exercised in a manner which is otherwise in accordance with and consistent with the Secured Debt Documents. Beneficiary shall be liable to account only for such earnings, revenues and receipts (including, without limitation, security deposits) actually received by Beneficiary, whether received pursuant to this section or any other provision hereof. Notwithstanding the appointment of any receiver or other custodian, Beneficiary shall be entitled as pledgee to the possession and control of any cash, deposits, or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to, Beneficiary.

      3.9 SUITS TO PROTECT THE TRUST ESTATE. Beneficiary shall have the power and authority but shall not be obligated to institute and maintain any suits and proceedings as may be advisable (a) to prevent any impairment of the Trust Estate by any acts which may be unlawful or in violation of this Deed of Trust,
(b) to preserve or protect its interest in the Trust Estate, or (c) to restrain the enforcement of or compliance with any legislation or other Legal Requirement that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Beneficiary's interest

      3.10 PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Trustor, any Affiliate or any guarantor, co-maker or endorser of any of Trustor's obligations, its creditors or its property, Beneficiary, to the extent permitted by law, shall be entitled but shall not be obligated to file such proofs of claim or other documents as may be necessary or advisable in order to have its claims allowed in such proceedings for the entire amount due and payable by Trustor under the Secured Debt Documents, at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Trustor after such date.

      3.11 TRUSTOR TO PAY AMOUNTS SECURED HEREBY ON ANY DEFAULT IN PAYMENT; APPLICATION OF MONIES BY BENEFICIARY.

            (a) In case of a foreclosure sale of all or any part of the Trust Estate and of the application of the proceeds of sale to the payment of the sums secured hereby, to the extent permitted by law, the Secured Debtholders shall be entitled to enforce payment from Trustor of any additional amounts then remaining due and unpaid and to recover judgment against Trustor for any portion thereof remaining unpaid, with interest at the Default Rate.

            (b) Trustor hereby agrees to the extent permitted by law, that no recovery of any such judgment by the Secured Debtholders or other action by the Secured Debtholders and no attachment or levy of any execution upon any of the Trust Estate or any other property shall in any way affect the Lien and security interest of this Deed of Trust upon the Trust Estate or any part thereof or any Lien, rights, powers or remedies of Beneficiary hereunder, but such Lien, rights, powers and remedies shall continue unimpaired as before.

            (c) Any monies collected or received by Beneficiary under this
Section 3.11 shall be first applied to the payment of compensation, expenses and disbursements of the agents, attorneys and other representatives of the Beneficiary and the Secured Debtholders, and the balance remaining shall be applied as provided in the Collateral Trustee Agreement.

      3.12 DELAY OR OMISSION; NO WAIVER. No delay or omission of Beneficiary or the Secured Debtholders to exercise any right, power or remedy upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to Beneficiary whether contained herein or in the other Secured Debt Documents or otherwise available to Beneficiary may be exercised from time to time and as often as may be deemed expedient by Beneficiary.

      3.13 NO WAIVER OF ONE DEFAULT TO AFFECT ANOTHER. No waiver of any defaults hereunder shall extend to or affect any subsequent or any other defaults then existing, or impair any rights, powers or remedies consequent thereon. If Beneficiary (a) grants forbearance or an extension of time for the payment of any sums secured hereby; (b) takes other or additional security for the payment thereof; (c) waives or does not exercise any right granted in this Deed of Trust or any other Secured Debt Document; (d) releases any part of the Trust Estate from the lien or security interest of this Deed of Trust or any other instrument securing the Obligations; (e) consents to the filing of any map, plat or replat of the Real Property or any part thereof; (f) consents to the granting of any easement on the Real Property; or (g) makes or consents to any agreement changing the terms of this Deed of Trust or any other Secured Debt Document subordinating the lien or any charge hereof, no such act or omission shall release, discharge, modify, change or affect the liability under this Deed of Trust or any other Secured Debt Document or otherwise of Trustor, or any subsequent purchaser of the Trust Estate or any part thereof or any maker, co-signer, surety or guarantor with respect to any other matters not addressed by such act or omission. No such act or omission shall preclude Beneficiary from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, except as otherwise expressly provided in an instrument or instruments executed by Beneficiary, shall the lien or security interest of this Deed of Trust be altered thereby, except to the extent expressly provided in such acts or omissions. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Trust Estate, Beneficiary, without notice to any person, firm or corporation, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Trust Estate or the Obligations secured hereby, or with reference to any of the terms or conditions hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any of the liabilities or undertakings hereunder, or waiving its right to declare such sale or transfer an Event of Default as provided herein. Notwithstanding anything to the contrary contained in this Deed of Trust or any other Secured Debt Document, (i) in the case of any non-monetary default, Beneficiary may continue to accept payments due hereunder without thereby waiving the existence of such or any other default and (ii) in the case of any monetary Event of Default, Beneficiary may accept partial payments of any sums due hereunder without thereby waiving the existence of such Event of Default if the partial payment is not sufficient to completely cure such Event of Default.

      3.14 DISCONTINUANCE OF PROCEEDINGS; POSITION OF PARTIES RESTORED. If Beneficiary shall have proceeded to enforce any right or remedy under this Deed of Trust by foreclosure, whether by the power of sale created in this Deed of Trust, by judicial foreclosure or otherwise, and such proceedings shall have been discontinued or abandoned prior to completion for any reason, then and in every such case Trustor and Beneficiary shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Beneficiary shall continue as if no such proceedings had occurred or had been taken.

      3.15 REMEDIES CUMULATIVE. Subject to the provisions of Section 4.17 hereof, no right, power or remedy, including without limitation remedies with respect to any security for the Obligations, conferred upon or reserved to Beneficiary by this Deed of Trust or any other Secured Debt Document is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Secured Debt Document, now or hereafter existing at law, in equity or by statute, and Beneficiary shall be entitled to resort to such rights, powers, remedies or security as Beneficiary may deem advisable.

      3.16 INTEREST AFTER EVENT OF DEFAULT. If an Event of Default shall have occurred and is continuing, all sums outstanding and unpaid under the Secured Debt Documents, including this Deed of Trust, may bear interest at the Default Rate until such Event of Default has been cured. Trustor's obligation to pay such interest shall be secured by this Deed of Trust.

      3.17 FORECLOSURE; EXPENSES OF LITIGATION. If Beneficiary or Trustee foreclose, reasonable attorneys' fees for services in the supervision of said foreclosure proceeding shall be allowed to the Beneficiary or Trustee as part of the foreclosure costs. In the event of foreclosure of the lien hereof, there shall be allowed and included as additional indebtedness all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Beneficiary for attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographers' charges, publication costs, and costs (which may be estimated as to items to be expended after foreclosure sale or entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies and guarantees, and similar data and assurances with respect to title as are necessary either to prosecute such suit or to evidence to a bidder at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Trust Estate or any portion thereof. All expenditures and expenses of the nature in this section mentioned, and such expenses and fees as may be incurred in the protection of the Trust Estate and the maintenance of the lien and security interest of this Deed of Trust, including the reasonable fees of any attorney employed by Beneficiary in any litigation or proceeding affecting this Deed of Trust or any other

Secured Debt Document, the Trust Estate or any portion thereof, including, without limitation, civil, probate, appellate and bankruptcy proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by Trustor, with interest thereon at the Default Rate, and shall be secured by this Deed of Trust. Trustee waives its right to any statutory fee in connection with any judicial or nonjudicial foreclosure of the lien hereof and agrees to accept a reasonable fee for such services.

      3.18 DEFICIENCY JUDGMENTS. If after foreclosure of this Deed of Trust, there shall remain any deficiency with respect to any amounts payable under the Secured Debt Documents, including hereunder, or any amounts secured hereby, and Beneficiary may institute any proceedings to recover such deficiency or deficiencies, all such amounts shall continue to bear interest at the Default Rate. To the extent permitted by law, Trustor waives any defense to Beneficiary's recovery against Trustor of any deficiency after any foreclosure sale of the Trust Estate. To the extent permitted by law, Trustor expressly waives any defense or benefits that may be derived from any statute granting Trustor any defense to any such recovery by Beneficiary. In addition, and to the extent permitted by law, Beneficiary and Trustee shall be entitled to recovery of all of its reasonable costs and expenditures (including without limitation any court imposed costs) in connection with such proceedings, including their reasonable attorneys' fees, appraisal fees and the other costs, fees and expenditures referred to in Section 3.17 above. This provision shall survive any foreclosure or sale of the Trust Estate, any portion thereof and/or the extinguishment of the lien hereof.

      3.19 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BENEFICIARY AND TRUSTOR EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS DEED OF TRUST OR ANY OTHER SECURED DEBT DOCUMENT. ANY SUCH DISPUTES SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

      3.20 EXCULPATION OF BENEFICIARY. The acceptance by Beneficiary of the assignment contained herein with all of the rights, powers, privileges and authority created hereby shall not, prior to entry upon and taking possession of the Trust Estate by Beneficiary, be deemed or construed to make Beneficiary a "mortgagee in possession"; nor thereafter or at any time or in any event obligate Beneficiary to appear in or defend any action or proceeding relating to the Trust Estate, nor shall Beneficiary, prior to such entry and taking, be liable in any way for any injury or damage to person or property sustained by any Person in or about the Trust Estate.

      3.21 FAIR MARKET VALUE DETERMINATION. To the extent Section 51.003 of the Texas Property Code, or any amendment thereto or judicial interpretation thereof, requires that the "fair market value" of the Trust Estate shall be determined as of the foreclosure date in order to enforce a deficiency against Trustor, the term "fair market value" shall include those matters required by law and shall also include the following additional factors:

            (a) The Trust Estate is to be valued "AS IS, WHERE IS" and "WITH ALL FAULTS" and there shall be no assumption of restoration of or refurbishment of the Improvements after the date of foreclosure;

            (b) There shall be an assumption of a prompt resale of the Trust Estate for an all cash sales price by the purchaser at the foreclosure so that no extensive holding period should be factored into the determination of "fair market value" of Trust Estate;

            (c) An offset to the fair market value of the Trust Estate, as determined hereunder, shall be made by deducting from such value the reasonable estimated closing costs relating to the sale of the Trust Estate including but not limited to brokerage commissions, title policy expenses, tax prorations, escrow fees, and other common charges which are incurred by a seller of real property similar to the Trust Estate; and

            (d) After consideration of the factors required by law and those required above, an additional discount factor shall be calculated based upon the estimated time it will take to effectuate a sale of the Trust Estate so that the "fair market value" as so determined is discounted to be as of the date of the foreclosure of the Trust Estate.

                              ARTICLE 4 - GENERAL

      4.1 DISCHARGE. When all of the Obligations shall have been paid in full, then this Deed of Trust and the lien and security interest created hereby shall be of no further force and effect, Trustor shall be released from the covenants, agreements and obligations of Trustor contained in this Deed of Trust and all right, title and interest in and to the Trust Estate shall revert to Trustor. Beneficiary, at the request and the expense of Trustor, shall promptly execute a deed of reconveyance and such other documents as may be reasonably requested by Trustor to evidence the discharge and satisfaction of this Deed of Trust and the release of Trustor from its obligations hereunder.

      4.2 NO WAIVER. The exercise of the privileges granted in this Deed of Trust to perform Trustor's obligations under the agreements which constitute the Trust Estate shall in no event be considered or constitute a waiver of any right which Beneficiary may have at any time, after an Event of Default shall have occurred and be continuing, to declare the Obligations to be immediately due and payable. No delay or omission to exercise any right, remedy or power accruing upon any default shall impair any such right, remedy or power or shall be construed to be a waiver of any such default or acquiescence therein; and every such right, remedy and power may be exercised from time to time and as often as may be deemed expedient.

      4.3 EXTENSION, REARRANGEMENT OR RENEWAL OF OBLIGATIONS. It is expressly agreed that any of the Obligations at any time secured hereby may be from time to time extended for any period, or with the consent of Trustor rearranged or renewed, and that any part of the security herein described, or any other security for the Obligations, may be waived or released, without altering, varying or diminishing the force, effect or lien or security interest of this Deed of Trust; and the lien and security interest granted by this Deed of Trust shall continue as a prior lien and security interest on all of the Trust Estate not expressly so released, until the Obligations are fully paid and this Deed of Trust is terminated in accordance with the provisions hereof; and no other security now existing or hereafter taken to secure the payment of the Obligations or any part thereof or the performance of any obligation or liability of Trustor whatever shall in any manner impair or affect the security given by this Deed of Trust; and all security for the payment of the Obligations or any part thereof and the performance of any obligation or liability shall be taken, considered and held as cumulative.

      4.4 FORCIBLE DETAINER. Trustor agrees for itself and all Persons claiming by, through or under it, that subsequent to foreclosure hereunder in accordance with this Deed of Trust and applicable law if Trustor shall hold possession of the Trust Estate or any part thereof, Trustor or the Persons so holding possession shall be guilty of trespass; and any such Person (including Trustor) failing or refusing to surrender possession upon demand shall be guilty of forcible detainer and shall be liable to Beneficiary or any purchaser in foreclosure, as applicable, for reasonable rental on said premises, and shall be subject to eviction and removal in accordance with law.

      4.5 WAIVER OF STAY OR EXTENSION. To the extent permitted to be waived by law, Trustor shall not at any time insist upon or plead or in any manner whatever claim the benefit or advantage of any stay, extension or moratorium law now or at any time hereafter in force in any locality where the Trust Estate or any part thereof may or shall be situated, nor shall Trustor claim any benefit or advantage from any law now or hereafter in force providing for the valuation or appraisement of the Trust Estate or any part thereof prior to any sale thereof to be made pursuant to any provision of this Deed of Trust or to a decree of any court of competent jurisdiction, nor after any such sale shall Trustor claim or exercise any right conferred by any law now or at any time hereafter in force to redeem the Trust Estate so sold or any part thereof; and Trustor hereby expressly waives all benefit or advantage of any such law or laws and the appraisement of the Trust Estate or any part thereof, and covenants that Trustor shall not hinder or delay the execution of any power herein granted and delegated to Beneficiary but that Trustor shall permit the execution of every such power as though no such law had been made.

      4.6 NOTICES. Except where certified or registered mail notice is required by Applicable Law, and subject to the terms of Section 3.4, any notice to Trustor or Beneficiary required or permitted hereunder shall be deemed to be given when given in the manner prescribed in the Collateral Trust Agreement.

      4.7 SEVERABILITY. All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. In the event any term or provision contained in this Deed of Trust is in conflict, or may hereafter be held to be in conflict, with the laws of the State or of the United States of America, this Deed of Trust shall be affected only as to such particular term or provision, and shall in all other respects remain in full force and effect.

      4.8 APPLICATION OF PAYMENTS. In the event that any part of the Obligations cannot lawfully be secured hereby, or in the event that the lien and security interest hereof cannot be lawfully enforced to pay any part of the Obligations, or in the event that the lien or security interest created by this Deed of Trust shall be invalid or unenforceable as to any part of the Obligations, then all payments on the Obligations shall be deemed to have been first applied to the complete payment and liquidation of that part of the Obligations which is not secured by this Deed of Trust and the unsecured portion of the Obligations shall be completely paid and liquidated prior to the payment and liquidation of the remaining secured portion of the Obligations.

      4.9 GOVERNING LAW. THIS DEED OF TRUST SHALL BE GOVERNED BY, AND ALL THE RIGHTS AND OBLIGATIONS OF TRUSTOR, TRUSTEE AND BENEFICIARY HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF NEW YORK) AND THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF NEW YORK) SHALL GOVERN (I) ALL ISSUES RELATING TO THIS TRANSACTION, INCLUDING THE VALIDITY OR ENFORCEABILITY OF THIS DEED OF TRUST OR ANY PROVISION OF THIS DEED OF TRUST AND (II) THE INTERPRETATION AND CONSTRUCTION OF THIS DEED OF TRUST, EXCEPT TO THE EXTENT SECTIONS 1.105 AND 35.51 OF THE TEXAS BUSINESS & COMMERCE CODE REQUIRE TEXAS LAW TO APPLY NOTWITHSTANDING THE FOREGOING CHOICE OF LAWS OF THE STATE OF NEW YORK. TO THE EXTENT AND ONLY TO THE EXTENT REQUIRED BY SECTIONS 1.105 AND 35.51 OF THE TEXAS BUSINESS & COMMERCE CODE, TEXAS LAW SHALL GOVERN (A) THIS DEED OF TRUST TO THE EXTENT NECESSARY FOR BENEFICIARY TO PERFECT, PROTECT OR ENFORCE THE RIGHTS AND REMEDIES GRANTED TO IT IN THIS DEED OF TRUST AND TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO THE TRUST ESTATE LOCATED IN TEXAS AND (B) PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAW OF THE STATE IN WHICH THE TRUST ESTATE IS LOCATED.

      4.10 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER SECURED DEBT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

AS OF THE DATE HEREOF, THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE
PARTIES.


          _______________________           _______________________
                  TRUSTOR                         BENEFICIARY

      4.11 AMENDMENTS. This Deed of Trust may be amended, supplemented or otherwise modified only by an instrument in writing signed by Trustor and Beneficiary.

      4.12 SUCCESSORS AND ASSIGNS. All terms of this Deed of Trust shall run with the land and bind each of Trustor and Beneficiary and their respective successors and assigns, and all

Persons claiming under or through Trustor or Beneficiary, as the case may be, or any such successor or assign, and shall inure to the benefit of Beneficiary and Trustor, and their respective successors and assigns.

      4.13 RENEWAL, ETC. To the extent permitted under the other Secured Debt Documents, Beneficiary may, but shall not be obligated to, at any time and from time to time renew or extend this Deed of Trust, or alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof in whole or in part and may release any portion of the Trust Estate or any other security, and grant such extensions and indulgences in relation to the Obligations as Beneficiary may determine, without the consent of any junior lienor or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority of the lien and security interest hereof on any part of the Trust Estate; provided that nothing in this Section
4.13 shall grant Beneficiary the right to alter or modify the Deed of Trust without the consent of the Trustor unless otherwise specifically permitted in this Deed of Trust.

      4.14 FUTURE ADVANCES. It is understood and agreed that this Deed of Trust secures, among other things, (i) the Priority Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Trustor under the Priority Lien Documents; (ii) the Parity Lien Debt (including future advances to be made with respect thereto), and all other Obligations of Trustor under the Parity Lien Documents; (iii) all Obligations under any other Priority Lien Debt or Parity Lien Debt; (iv) any sums advanced or expenses or costs incurred by Beneficiary or any Secured Debtholder, or by any receiver appointed hereunder, which are made or incurred pursuant to, or permitted by, the terms hereof, plus interest thereon at the rate therein specified or otherwise agreed upon, from the date of the advances or the incurring of such expenses or costs until reimbursed; (v) any and all other indebtedness of Trustor to Beneficiary now or hereafter owing, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising, where the indebtedness provides that it is secured hereby; and (vi) any extensions, refinancings, modifications or renewals of all such indebtedness described in subparagraphs (i) through (iv) above, whether or not Trustor executes any extension agreement or renewal instrument, and that the lien of any such future advances shall relate to the date of this Deed of Trust.

      4.15 LIABILITY. Notwithstanding any provision in this Deed of Trust to the contrary, none of Beneficiary, Trustee or any Secured Debt Representative or any of their agents shall be liable for any error of judgment or act done in good faith, or be otherwise responsible or accountable under any circumstances whatsoever. None of Beneficiary, Trustee or any Secured Debt Representative or any of their agents shall be personally liable in case of entry by them, or anyone entering by virtue of the powers herein granted them, upon the Trust Estate for debts contracted or liability or damages incurred in the management or operation of the Trust Estate. Such persons shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by them hereunder, believed by them in good faith to be genuine. Beneficiary, Trustee or any Secured Debt Representative or any of their agents shall be entitled to reimbursement for expenses incurred by them in the performance of their duties hereunder and to reasonable compensation for such of their services hereunder as shall be rendered. Trustor will, from time to time, pay the compensation due hereunder and reimburse such parties for, and save them harmless against, any and all liability and expenses which may be incurred by them in the performance of their duties.

      4.16 SUCCESSOR TRUSTEE. Any Trustee may resign in writing addressed to Beneficiary or may be removed at any time with or without cause by an instrument in writing duly executed by Beneficiary. In case of the death, resignation or removal of a Trustee, one or more successor Trustee may be appointed by Beneficiary by instrument of substitution complying with any applicable requirements of Applicable Law, and in the absence of any such requirement without formality other than appointment and designation in writing. Such appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited, and upon the making of any such appointment and designation this conveyance shall vest in the named successor Trustee or Trustee, all the estate and title of the prior Trustee in all of the Trust Estate, and he or they shall thereupon succeed to all the rights, powers, privileges, immunities and duties hereby conferred upon the prior Trustee. All references herein to Trustee shall be deemed to refer to Trustee from time to time acting hereunder.

      4.17 ACTIONS OR ADVANCES BY BENEFICIARY OR TRUSTEE. Each and every covenant herein contained shall be performed and kept by Trustor solely at Trustor's expense. If Trustor shall fail to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Beneficiary, or Trustee or any receiver appointed hereunder or under Applicable Law, may, but shall not be obligated to, take action and/or make advances to perform the same in Trustor's behalf, and Trustor hereby agrees to repay the expense of such action and such advances upon demand plus interest as set forth in the Collateral Trust Agreement. No such advance or action by Beneficiary, Trustee or any receiver appointed hereunder shall be deemed to relieve Trustor from any default hereunder.

      4.18 SEVERABILITY AND COMPLIANCE WITH USURY LAW. The Secured Debt Documents are intended to be performed in accordance with, and only to the extent permitted by, all Applicable Laws and Legal Requirements. If any provision of any of the Secured Debt Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained, nor the application of such provision to other persons or circumstances, nor the other instruments referred to hereinabove, shall be affected thereby, but rather shall be enforceable to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of Trustor at all times to comply with the Applicable Law governing the maximum rate or amount of interest payable on or in connection with the Obligations. If the Applicable Law is ever judicially interpreted so as to render usurious any amount called for under the Secured Debt Documents, or contracted for, charged, taken, reserved or received with respect to the extension of credit evidenced by the Secured Debt Documents or if acceleration of the maturity of the Obligations or if any prepayment by Trustor results in Trustor having paid any interest in excess of that permitted by law, then it is Trustor's express intent that all excess amounts theretofore collected by Beneficiary be credited on the principal balance due under the Secured Debt Documents (or, if the Secured Debt Documents have been or would thereby be paid in full, refunded to Trustor), and the provisions of the Secured Debt Documents immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of the execution of any new document, so as to comply with the Applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Beneficiary may not collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Beneficiary for the use, forbearance or detention of the Obligations may, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full term of the Obligations until payment in full so that the rate or amount of interest on account of the Obligations does not exceed the applicable usury ceiling.

      4.19 RELEASE OF COLLATERAL. Notwithstanding any provision herein to the contrary, the Trust Estate or any part thereof may be released from the security interest created by this Deed of Trust in accordance with the provisions of the Collateral Trust Agreement.

      4.20 TIME OF THE ESSENCE. Trustor acknowledges that time is of the essence in performing all of Trustor's obligations set forth herein.

      4.21 COUNTERPART EXECUTION. This Deed of Trust may be executed by the parties hereto in any number of counterparts (and be each of the parties hereof on separate counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

      4.22 LANDLORD'S INTEREST IN TRUST ESTATE. For purposes of clarification, the lien of this Deed of Trust shall in no way attach to any of the rights, titles or interests of Landlord in the "Project Site" (as defined in the Ground Lease).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                                                   EXHIBIT 10.34

                                                                  DEER PARK - TX

      IN WITNESS WHEREOF, Trustor has caused this Deed of Trust to be duly executed and delivered on the date set forth in their respective acknowledgements below, to be effective as of the day and year first above written.

                                        TRUSTOR:

                                        CALPINE CORPORATION, a Delaware
                                        corporation


                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

THE STATE OF    ss.
                ss.
COUNTY OF       ss.

      This instrument was acknowledged before me on ____________, 2003, by ________________ of ____________, on behalf of such corporation.


                                        ________________________________________
                                        Notary Public, State of ________________
                                        My Commission Expires: _________________

                                        ________________________________________
                                        Printed Name of Notary

                                                                   EXHIBIT 10.34

                                                                  DEER PARK - TX

                                    EXHIBIT A

                               DESCRIPTION OF SITE

                                  SEE ATTACHED.

                                                                   EXHIBIT 10.34

                                                                  DEER PARK - TX

                                    EXHIBIT B

                            DESCRIPTION OF EASEMENTS

               [LEGAL DESCRIPTIONS TO BE INSERTED AT A LATER DATE]